Exhibit 99.(a)(1)(B)

Letter of Transmittal
To Tender Shares of Common Stock
of
FAMILY BENEFIT LIFE INSURANCE COMPANY
at
$11.05 Net Per Share in Cash
Pursuant to the Offer to Purchase dated November 10, 2011
by
TRINITY LIFE INSURANCE COMPANY
a wholly-owned subsidiary of
FIRST TRINITY FINANCIAL CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, JEFFERSON CITY, MISSOURI TIME, ON THE NIGHT OF FRIDAY, DECEMBER 9, 2011, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

BANK OF OKLAHOMA, N.A.

By Facsimile Transmission (For Eligible Institutions Only):	Confirm Receipt of Facsimile by Telephone:
(918) 588-6083	(918) 588-6043___________

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided therefor below, with signature guaranteed, if required, and complete the IRS Form W-9 included in this Letter of Transmittal, or an applicable IRS Form W-8, if required. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF FAMILY BENEFIT LIFE INSURANCE COMPANY SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Company Shares Tendered (i) (Attach additional signed list, if necessary)
	Share Certificate Number(s)(1)	Total Number of Company Shares Represented by Share Certificate(s)	Total Number of Company Shares Tendered1

Total Company Shares

        The Offer (as defined below) is not being made to (nor will tender of Company Shares (as defined below) be accepted from or on behalf of) shareholders in any jurisdiction where it would be illegal to do so.

 1 Unless a lower number of Family Benefit Life Insurance Company Shares to be tendered is otherwise indicated, it will be assumed that all Company Shares described above are being tendered. See Instruction 4.

i

        This Letter of Transmittal is to be used by shareholders of Family Benefit Life Insurance Company (the "Company") if certificates for Company Shares ("Share Certificates") are to be forwarded herewith (pursuant to the procedures set forth in Section 3 of the Offer to Purchase).

        Shareholders whose Share Certificates are not immediately available or who cannot deliver all other required documents to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), must tender their Company Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase in order to participate in the Offer. See Instruction 2.

        If any Share Certificate(s) you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated, then you should contact Family Benefit Life Insurance Company at (573 636-3181, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the Share Certificate(s) may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 11.

ii

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to Trinity Life Insurance Company, an Oklahoma corporation ("Purchaser") and an wholly-owned subsidiary of First Trinity Financial Corporation, an Oklahoma corporation ("Parent"), the above described shares of common stock, $1.00 par value ("Company Shares"), of Family Benefit Life Insurance Company, a Missouri corporation (the "Company"), pursuant to Purchaser's offer to purchase all outstanding Company Shares, at a purchase price of $11.05 per share, net to the tendering shareholder in cash, without interest and less any required withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 10, 2011 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (as it may be amended or supplemented from time to time, this "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer").

        Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and subject to, and effective upon, acceptance for payment of Company Shares validly tendered herewith and not properly withdrawn prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all Company Shares that are being tendered hereby (and any and all dividends, distributions, rights, other Company Shares or other securities issued or issuable in respect thereof) (collectively, "Distributions")) and irrevocably constitutes and appoints Bank of Oklahoma, N.A. (the "Depositary") the true and lawful agent and attorney-in-fact of the undersigned with respect to such Company Shares (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Company Shares tendered by this Letter of Transmittal), to (i) deliver Share Certificates for such Company Shares (and any and all Distributions) or transfer ownership of such Company Shares (and any and all Distributions), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Company Shares (and any and all Distributions) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Company Shares (and any and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Gregg Zahn, Jeff Wood and William S. Lay, and any other designees of Purchaser, and each of them, as attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (i) to vote at any annual or special meeting of the Company's shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to, (ii) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to and (iii) to otherwise act as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to, all Company Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Company Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Company Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Company Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Company Shares to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such Company Shares, Purchaser or its designees must be able to exercise full voting, consent and other rights with respect to such Company Shares (and any and all Distributions), including voting at any meeting of the Company's shareholders.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all Company Shares tendered hereby (and any and all Distributions) and that, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title to such Company Shares (and any and all Distributions), free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Company Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of any and all Company Shares tendered hereby (and any and all Distributions). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Purchaser all Distributions in respect of any and all Company Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may deduct from the purchase price of Company Shares tendered hereby the amount or value of such Distribution as determined by Purchaser in its sole discretion.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The undersigned hereby acknowledges that delivery of any Share Certificate shall be effected, and risk of loss and title to such Share Certificate shall pass, only upon the proper delivery of such Share Certificate to the Depositary.

        The undersigned understands that the valid tender of Company Shares pursuant to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. Purchaser's acceptance of such Company Shares for payment will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of or the conditions of any such extension or amendment).

        Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of all of Company Shares purchased and, if appropriate, return any Share Certificates not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of all Company Shares purchased and, if appropriate, return any Share Certificates not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Shares Tendered." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue the check for the purchase price of all Company Shares purchased and, if appropriate, return any Share Certificates not tendered or not accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and, if appropriate, return any such Share Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated.  The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Company Shares from the name of the registered holder thereof if Purchaser does not accept for payment any of such Company Shares so tendered.

        LOST CERTIFICATES: PLEASE CALL BANK OF OKLAHOMA, N.A. AT (918) 588-6043 TO OBTAIN NECESSARY DOCUMENTS TO REPLACE YOUR LOST SHARE CERTIFICATES.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the purchase price of Company Shares accepted for payment and/or Share Certificates not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned.
Issue ☐ Check and/or ☐ Shares Certificates to:

Name
(Please Print)
Address
(Include Zip Code)
(Taxpayer Identification or Social Security No.) (Also Complete IRS Form W-9 Included Herein)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the purchase price of Company Shares accepted for payment and/or Share Certificates not tendered or not accepted are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.
Mail ☐ Check and/or ☐ Shares Certificates to:

Name
(Please Print)
Address
(Include Zip Code)
(Taxpayer Identification or Social Security No.) (Also Complete IRS Form W-9 Included Herein)

IMPORTANT
SHAREHOLDER: SIGN HERE
(Please complete and return the IRS Form W-9 included in this Letter of Transmittal or an applicable IRS Form W-8)

Signature(s) of Holder(s) of Company Shares

	Dated:	,

Name
(Please Print)

Capacity (full title) (See Instruction 5)
(Include Zip Code)

Address

Area Code and Telephone No.

Taxpayer Identification or Social Security No. (See IRS Form W-9 included herein)

        Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or by person(s) authorized to become registered holder(s) by Share Certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

Guarantee of Signature(s)
(If Required—See Instructions 1 and 5)

Authorized Signature

Name

Name of Firm

Address
(Include Zip Code)

Area Code and Telephone No.

Dated:	,

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of Company Shares tendered herewith, unless such registered holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (b) if such Company Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the U.S. Securities Exchange Act, as amended (each, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

        2.    Requirements of Tender.    This Letter of Transmittal is to be completed if Share Certificates are to be forwarded herewith. Share Certificates evidencing tendered Company Shares, as well as this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Shareholders whose Share Certificates are not immediately available orr who cannot deliver all other required documents to the Depositary prior to the Expiration Date, may tender their Company Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, must be received by the Depositary prior to the Expiration Date; and (iii) Share Certificates evidencing all tendered Company Shares, in proper form for transfer, in each case together with this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) business days after the date of execution of such Notice of Guaranteed Delivery. If Share Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

        The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents is at the election and the risk of the tendering shareholder and the delivery of all such documents will be deemed made (and the risk of loss and title to Share Certificates will pass) only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Offer.

        Purchaser will not accept any alternative, conditional or contingent tenders, and no fractional Company Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering shareholder waives any right to receive any notice of the acceptance for payment of Company Shares.

        3.    Inadequate Space.    If the space provided herein is inadequate, Share Certificate numbers, the number of Company Shares represented by such Share Certificates and/or the number of Company Shares tendered should be listed on a signed separate schedule attached hereto.

        4.    Partial Tenders.    If fewer than all Company Shares represented by any Share Certificate delivered to the Depositary are to be tendered, fill in the number of Company Shares which are to be tendered in the box entitled "Total Number of Shares Tendered." In such case, a new certificate for the remainder of Company Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Company Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.

        (a)    Exact Signatures.    If this Letter of Transmittal is signed by the registered holder(s) of Company Shares tendered hereby, then the signature(s) must correspond with the name(s) as written on the face of such Share Certificates for such Company Shares without alteration, enlargement or any change whatsoever.

        (b)    Holders.    If any Company Shares tendered hereby are held of record by two or more persons, then all such persons must sign this Letter of Transmittal.

        (c)    Different Names on Share Certificates.    If any Company Shares tendered hereby are registered in different names on different Share Certificates, then it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Share Certificates.

        (d)    Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of Company Shares tendered hereby, then no endorsements of Share Certificates for such Company Shares or separate stock powers are required unless payment of the purchase price is to be made, or Company Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of Company Shares tendered hereby, then such Share Certificates for such Company Shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such Share Certificates for such Company Shares. Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

        If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, then such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

        6.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 6, Purchaser or any successor entity thereto will pay all stock transfer taxes with respect to the transfer and sale of any Company Shares to it or its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include United States federal income tax or backup withholding taxes). If, however, payment of the Offer Price is to be made to, or if Share Certificate(s) for Company Shares not tendered or not accepted for payment are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered Share Certificate(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, then the amount of any stock transfer taxes or other taxes required by reason of the payment to a person other than the registered holder(s) of such Share Certificate (in each case whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the Offer Price of such Company Shares purchased unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to Share Certificate(s) evidencing the Company Shares tendered hereby.

        7.    Special Payment and Delivery Instructions.    If a check is to be issued for the purchase price of any Company Shares tendered by the Letter of Transmittal in the name of, and, if appropriate, Share Certificates for Company Shares not tendered or not accepted for payment are to be issued or returned to, any person(s) other than the signer of this Letter of Transmittal or if a check and, if appropriate, such Share Certificates are to be returned to any person(s) other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, then the appropriate boxes on this Letter of Transmittal must be completed.

        8.    IRS Form W-9.    To avoid backup withholding, a tendering shareholder that is a United States person (as defined for United States federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on IRS Form W-9, which is included herein following "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of United States federal income tax, and that such shareholder is a United States person (as defined for United States federal income tax purposes). If the tendering shareholder has been notified by the Internal Revenue Service ("IRS") that such shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification section of the IRS Form W-9, unless such shareholder has since been notified by the IRS that such shareholder is no longer subject to backup withholding. Failure to provide the information on the IRS Form W-9 may subject the tendering shareholder to backup withholding of a portion of all payments of the purchase price. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write "Applied For" in the space for the TIN on the IRS Form W-9, sign and date the IRS Form W-9 and sign and date the Certificate of Awaiting Taxpayer Identification Number under "Important Tax Information" below. If you write "Applied For" in the space for the TIN and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold a portion of all payments of the purchase price to such shareholder until a TIN is provided to the Depositary.

        Certain shareholders (including, among others, certain corporations and certain foreign individuals and entities) may not be subject to backup withholding. Foreign shareholders should submit an appropriate and properly completed applicable IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. Such shareholders should consult a tax advisor to determine which Form W-8 is appropriate. See the instructions enclosed with the IRS Form W-9 included in this Letter of Transmittal for more instructions.

        9.    Irregularities.    All questions as to purchase price, the form of documents and the validity, eligibility (including, without limitation, time of receipt) and acceptance for payment of any tender of Company Shares will be determined by Purchaser in its reasonable discretion, which determinations shall be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders of Company Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Purchaser, be unlawful. Purchaser also reserves the absolute right to waive any of the conditions of the Offer (other than the Minimum Condition (as defined in the Offer to Purchase), which may only be waived with the consent of the Company) and any defect or irregularity in the tender of any particular Company Shares, and Purchaser's interpretation of the terms of the Offer (including, without limitation, these instructions), will be final and binding on all parties. No tender of Company Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Purchaser shall determine. None of Purchaser, the Depositary, or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

        10.    Requests for Additional Copies.    Questions or requests for assistance may be directed to the Purchaser at its address and telephone number set forth on the back cover of the Offer to Purchase. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from the Purchaser as set forth below, and will be furnished at Purchaser's expense.

        11.    Lost, Destroyed or Stolen Certificates.    If any Share Certificate representing Company Shares has been lost, destroyed or stolen, then the shareholder should promptly notify the Transfer Agent at (918)__________. The shareholder will then be instructed as to the steps that must be taken in order to replace such Share Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Share Certificates have been followed.

        This Letter of Transmittal, properly completed and duly executed, together with Share Certificates representing Company Shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 midnight, Jefferson City, Missouri time, on the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

        Under United States federal income tax law, a shareholder who is a United States person (as defined for United States federal income tax purposes) surrendering Company Shares must, unless an exemption applies, provide the Depositary (as payer) with the shareholder's correct TIN on IRS Form W-9, a copy of which is included in this Letter of Transmittal. If the shareholder is an individual, then the shareholder's TIN is such shareholder's Social Security number. If the correct TIN is not provided, then the shareholder may be subject to a $50.00 penalty imposed by the IRS and payments of cash to the shareholder (or other payee) pursuant to the Offer may be subject to backup withholding of a portion of all payments of the purchase price.

        Certain shareholders (including, among others, certain corporations and certain foreign individuals and entities) may not be subject to backup withholding and reporting requirements. In order for an exempt foreign shareholder to avoid backup withholding, such person should complete, sign and submit an appropriate IRS Form W-8, signed under penalties of perjury, attesting to his, her or its exempt status. An IRS Form W-8 can be obtained from the Depositary. Such shareholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt shareholders, other than foreign shareholders, should furnish their TIN, check the "Exempt payee" box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the instructions enclosed with the IRS Form W-9 included in this Letter of Transmittal for additional instructions.

        If backup withholding applies, the Depositary is required to withhold and pay over to the IRS a portion (at the applicable rate) of any payment made to a shareholder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a holder will generally be allowed as a credit against that holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Purpose of IRS Form W-9

        To prevent backup withholding on payments that are made to a shareholder that is a United States person with respect to Company Shares purchased pursuant to the Offer, the shareholder is required to notify the Depositary of the shareholder's correct TIN by completing the IRS Form W-9 included in this Letter of Transmittal certifying that (1) the TIN provided on the IRS Form W-9 is correct (or that such shareholder is awaiting a TIN), (2) the shareholder is not subject to backup withholding because (i) the shareholder is exempt from backup withholding, (ii) the shareholder has not been notified by the IRS that the shareholder is subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the IRS has notified the shareholder that the shareholder is no longer subject to backup withholding, and (3) the shareholder is a U.S. person (as defined for U.S. federal income tax purposes).

        The following section, entitled "What Number to Give the Depositary," is applicable only to shareholders that are United States persons.

What Number to Give the Depositary

        The tendering shareholder is required to give the Depositary the TIN, generally the Social Security number or employer identification number, of the record holder of all Company Shares tendered hereby. If such Company Shares are in more than one name or are not in the name of the actual owner, consult the instructions enclosed with the IRS Form W-9 included in this Letter of Transmittal for additional guidance on which number to report. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write "Applied For" in the space for the TIN on the IRS Form W-9, sign and date the IRS Form W-9 and sign and date the Certificate of Awaiting Taxpayer Identification Number below. If the tendering shareholder writes "Applied For" in the space for the TIN and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold a portion of all payments of the purchase price, which will be refunded if a TIN is provided to the Depositary within sixty (60) days of the Depositary's receipt of the Certificate of Awaiting Taxpayer Identification Number. If the Depositary is provided with an incorrect TIN in connection with such payments, then the shareholder may be subject to a $50.00 penalty imposed by the IRS.

NOTE:
FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 INCLUDED IN THIS LETTER OF TRANSMITTAL MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS ENCLOSED WITH THE IRS FORM W-9 INCLUDED IN THIS LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN THE SPACE FOR THE TIN ON THE IRS FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

Signature	Date

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type
        See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above
Check appropriate box:	☐ Individual/Sole proprietor	☐ Corporation	☐ Partnership	☐ Exempt
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) > .....				payee
☐ Other (see instructions) >
Address (number, street, and apt. or suite no.)				Requester's name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]	or	Employer identification number [ ][ ]-[ ][ ][ ][ ][ ][ ]

Part II Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person >	Date >

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

     Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

     1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

     2. Certify that you are not subject to backup withholding, or

     3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

     If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

     1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

     2. The treaty article addressing the income.

     3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

     4. The type and amount of income that qualifies for the exemption from tax.

     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

     Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

     Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

     Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

Limited liability company (LLC). Check the "Limited liability company" box only and enter the appropriate code for the tax classification ("D" for disregarded entity, "C" for corporation, "P" for partnership) in the space provided.

     For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

     For an LLC classified as a partnership or a corporation, enter the LLC's name on the "Name" line and any business, trade, or DBA name on the "Business name" line.

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Form W-9 (Rev. 10-2007)	Page 3

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

     The following payees are exempt from backup withholding:

     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

     2. The United States or any of its agencies or instrumentalities,

     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

     5. An international organization or any of its agencies or instrumentalities.

     Other payees that may be exempt from backup withholding include:

     6. A corporation,

     7. A foreign central bank of issue,

     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

     9. A futures commission merchant registered with the Commodity Futures Trading Commission,

     10. A real estate investment trust,

     11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

     12. A common trust fund operated by a bank under section 584(a),

     13. A financial institution,

     14. A middleman known in the investment community as a nominee or custodian, or

     15. A trust exempt from tax under section 664 or described in section 4947.

     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,0001	Generally, exempt payees 1 through 72

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

     If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

     If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007)	Page 4

     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
For this type of account:			Give name and SSN of:
1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account 1
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor 2
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee 1
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner 1
5.	Sole proprietorship or disregarded entity owned by an individual		The owner 3
For this type of account:			Give name and EIN of:
6.	Disregarded entity not owned by an individual		The owner
7.	A valid trust, estate, or pension trust		Legal entity 4
8.	Corporate or LLC electing corporate status on Form 8832		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership or multi-member LLC		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2 Circle the minor's name and furnish the minor's SSN.

3 You must show your individual name and you may also enter your business or "DBA" name on the second line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

     To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

     Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

     Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

     The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

     If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

    Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

The Depositary for the Offer is:

Bank of Oklahoma, N.A.

Bank of Oklahoma, NA

Tulsa, Oklahoma

By Facsimile Transmission (For Eligible Institutions Only):	Confirm Receipt of Facsimile by Telephone:
(918) 588-6083	(918) 588-6043

        Questions or requests for assistance may be directed to the Purchaser at the telephone numbers and address set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Purchaser at the address and telephone numbers set forth below. Shareholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.

Trinity Life Insurance Company
7633 E. 63rd Place
Suite 230
Tulsa, Oklahoma  74133
(918) 249-2438